                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             AEROFLEX INCORPORATED
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j) (2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

        5)  Total fee paid:

- --------------------------------------------------------------------------------

        / /  Fee paid previously with preliminary materials

- --------------------------------------------------------------------------------

        / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

        1)  Amount Previously Paid:

        --------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

        --------------------------------------------------------------------

        3)  Filing Party:

        --------------------------------------------------------------------

        4)  Date Filed:

        ----------------------------------------------------------------------

                             AEROFLEX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 12, 1996

                         ------------------------------

To the Stockholders of
AEROFLEX INCORPORATED

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AEROFLEX INCORPORATED will be held on Tuesday, November 12, 1996 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m., or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

     1. To elect three directors comprising the Class I Directors to serve until the 1999 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

     2. To consider and act upon a proposal to adopt a 1996 Stock Option Plan, as set forth in Exhibit "A";

     3. To consider and act upon a proposal to amend the Company's Outside Director Stock Option Plan, increasing the number of shares authorized from 250,000 to 500,000.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on September 25, 1996 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: Plainview, New York
      October 1, 1996

                             AEROFLEX INCORPORATED
                             35 SOUTH SERVICE ROAD
                           PLAINVIEW, NEW YORK 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, NOVEMBER 12, 1996

                                PROXY STATEMENT

     The Annual Meeting of Stockholders of Aeroflex Incorporated (the "Company") will be held on Tuesday, November 12, 1996 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York 11568, at 10:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. The approximate date on which this proxy statement and the enclosed proxy are being mailed to stockholders is October 1, 1996.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on September 25, 1996 (the "Record Date"), will be entitled to vote at the annual meeting or any adjournment thereof. The Company had outstanding at the Record Date one class of voting securities, namely 12,440,986 shares of Common Stock, $.10 par value, excluding treasury shares. Stockholders of record are entitled to one vote for each share registered in their names. The affirmative vote of a majority of the votes cast at the meeting is required for approval of each matter to be submitted to a vote of the stockholders. For purposes of determining whether proposals requiring a majority of the votes cast at the meeting have received a majority vote, abstentions will not be included in the vote totals, and in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on such vote, but will be counted in the determination of a quorum.

     To the knowledge of the Board of Directors, upon whose behalf this solicitation is made, the only persons owning of record or beneficially as of the Record Date more than five (5%) percent of the outstanding Common Stock of the Company were Harvey R. Blau, 100 Jericho Quadrangle, Jericho, New York 11753, who beneficially owns 787,171 shares, representing approximately 6.0% of the Company's outstanding Common Stock, and Leonard Borow, 35 South Service Road, Plainview, New York 11803, who beneficially owns 868,747 shares, representing approximately 6.7% of the Company's outstanding Common Stock.

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provides for a Board of Directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of ten directors, with directors in each class as set forth below:

                                                                   CLASS III
         CLASS I                        CLASS II              (TO SERVE UNTIL THE
   (TO SERVE UNTIL THE            (TO SERVE UNTIL THE          ANNUAL MEETING OF
    ANNUAL MEETING OF              ANNUAL MEETING OF            STOCKHOLDERS IN
  STOCKHOLDERS IN 1996)          STOCKHOLDERS IN 1997)               1998)
- --------------------------    ----------------------------    -------------------
Robert Bradley, Sr.(1)(2)     Harvey R. Blau                  Leonard Borow
Jerome Fox(2)                 Ernest E. Courchene, Jr.(1)     Milton Brenner(2)
Michael Gorin                 John S. Patton(2)               Eugene Novikoff(1)
Donald S. Jones(1)

- ---------------

(1) Member of Audit Committee.
(2) Member of Compensation/Stock Option Committee.

     Robert Bradley, Sr., Michael Gorin and Donald S. Jones, directors in Class I, are nominated for election to hold office until the Annual Meeting of Stockholders in 1999 and until their successors are chosen and qualified. Jerome Fox recently informed the Company that he intends to retire from the Board of Directors effective as of the 1996 Annual Meeting of Stockholders. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of Messrs. Bradley, Gorin and Jones (each of whom is now a director) unless any nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $7,500 and a fee of $500 for each Board of Directors or Committee meeting attended. There were six meetings of the Board of Directors during the fiscal year ended June 30, 1996, one meeting of the audit committee and three meetings of the compensation/stock option committee. Each director attended or participated in at least 75% of such meetings of the Board of Directors and his respective committees. The Company's audit committee is involved in discussions with the Company's independent certified accountants with respect to the year end audited financial statements and the compensation/stock option committee recommends executive compensation and the granting of stock options to key employees. See "Compensation/Stock Option Committee Report on Executive Compensation." The Company does not have a nominating committee.

     The following information, including stock ownership, is submitted with respect to the directors of the Company, each executive officer named in the "Summary Compensation Table" and for all executive officers and directors as a group:

                                                                                       NUMBER OF
                                                                                       SHARES OF
                                                                                      COMMON STOCK
                                                                                      BENEFICIALLY
                                                                   DIRECTOR           OWNED AS OF
          NAME             AGE            OCCUPATION                SINCE            9/25/96(1)(2)
- -------------------------  ---     -------------------------    --------------    --------------------
Harvey R. Blau...........  60      Chairman and CEO of the      July 1980            787,171     (6.0%)     (3)
                                   Company
Michael Gorin............  54      President of the Company     August 1990          518,033     (4.0%)     (4)
Leonard Borow............  48      Executive Vice President     November 1992        868,747     (6.7%)     (5)
                                   of the Company
Charles Badlato..........  37      Treasurer and Assistant            --              45,965        --      (6)
                                   Secretary
Robert Bradley, Sr.......  77      Retired                      February 1979         20,487        --      (7)
Milton Brenner...........  68      Retired                      August 1988          137,066     (1.1%)     (7)
Ernest E. Courchene,       64      Business Consultant          April 1980            93,440        --      (8)
  Jr.....................
Jerome Fox...............  83      Retired Engineer             April 1980            85,266        --      (7)
Donald S. Jones..........  68      Consultant                   November 1993         21,000        --      (7)
Eugene Novikoff..........  72      Self-employed Engineering    June 1979             21,183        --      (7)
                                   Consultant
John S. Patton...........  78      Consultant                   August 1985           20,500        --      (7)
All Directors and                                                                  2,618,858    (18.5%)
  Officers as a Group (11
  persons)...............

- ---------------
(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.

(2) Includes options presently exercisable or exercisable within 60 days under the Company's 1989 Non-Qualified Stock Option Plan, 1993 Outside Director Stock Option Plan and 1994 Non-Qualified Stock Option Plan.

(3) Includes options presently exercisable or exercisable within 60 days to purchase 690,000 shares of Common Stock. Also includes 3,614 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 62,246 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

(4) Includes options presently exercisable or exercisable within 60 days to purchase 431,667 shares of Common Stock.

(5) Includes options presently exercisable or exercisable within 60 days to purchase 431,667 shares of Common Stock. Also includes 8,888 shares owned by his wife and 5,000 shares owned by his daughter to which Mr. Borow disclaims beneficial ownership.

(6) Includes options presently exercisable or exercisable within 60 days to purchase 40,000 shares of Common Stock.

(7) Includes options presently exercisable to purchase 20,000 shares of Common Stock.

(8) Includes options presently exercisable to purchase 20,000 shares of Common Stock and 25% (14,167 shares) of the 56,666 shares owned by a partnership in which Mr. Courchene is a 25% partner.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     Mr. Harvey R. Blau, appointed Chairman of the Board of the Company in October 1991, was Vice Chairman since November 1983. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the year ended June 30, 1996, the Company paid approximately $285,000.00 in legal fees to the firm. Mr. Blau is Chairman of the Board of Griffon Corporation. Mr. Blau is also a director of Nu Horizons Electronics Corp. and Reckson Associates Realty Corp.

     Mr. Leonard Borow has been employed by the Company in various executive positions since November, 1989 and has been Executive Vice President (Chief Operating Officer) since October 1991. For more than the five years prior thereto, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which was acquired by the Company in November 1989.

     Mr. Robert Bradley, Sr. was actively engaged as an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. He was Executive Vice President of Central State Bank, New York, New York from May 1976 to 1979. During the period from 1974 to 1976 he was Senior Vice President of European-American Bank and Trust Company. Mr. Bradley is a director of Griffon Corporation.

     Mr. Milton Brenner, until his retirement in September 1988, had been President of Aeroflex Laboratories Incorporated, a subsidiary of the Company, for more than fifteen years. Mr. Brenner was previously a director of the Company from 1973 to 1986 and was again elected a director in August 1988.

     Mr. Ernest E. Courchene, Jr. served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

     Mr. Michael Gorin has been employed by the Company in various executive positions since July 1985 and has been President since October 1988. From 1986 to October 1988, Mr. Gorin was Vice President-Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. For more than ten years prior thereto, he was employed by Arthur Andersen & Co., becoming a partner in April 1973.

     Vice Admiral Donald S. Jones (USN Ret.) retired from the United States government in 1987 after more than 37 years of service. From March 1988 to March 1990 Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones also has acted as an independent consultant.

     Mr. Eugene Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

     Major General John S. Patton (USAF Ret.) retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

                NAME                               POSITION HELD
- -------------------------------------  --------------------------------------
Harvey R. Blau.......................  Chairman of the Board (Chief Executive
                                       Officer)
Michael Gorin........................  President (Chief Financial Officer)
Leonard Borow........................  Executive Vice President (Chief
                                       Operating Officer) and Secretary
Charles Badlato......................  Treasurer and Assistant Secretary

- ---------------
     Mr. Charles Badlato has been employed by the Company in various financial positions since December 1987 and has been Treasurer since February 1994. From May 1981 until December 1987 Mr. Badlato was employed by various certified public accounting firms. Prior to his employment with the Company, he was an audit manager with Touche Ross & Co.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company serving as of June 30, 1996, for services rendered for the years ended June 30, 1996, 1995 and 1994.

                                          ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                  ------------------------------------   ----------------------------------------------------
                                                         OTHER ANNUAL    RESTRICTED     STOCK      LONG-TERM      ALL OTHER
       NAME AND          FISCAL                          COMPENSATION      STOCK       OPTION      INCENTIVE     COMPENSATION
  PRINCIPAL POSITION      YEAR    SALARY(1)    BONUS          (2)          AWARDS     AWARDS(#)   PLAN PAYOUTS       (3)
- -----------------------  ------   ---------   --------   -------------   ----------   ---------   ------------   ------------
Harvey R. Blau.........   1996    $208,517    $218,165        $--            $--       175,000         $--          $  686
  Chairman and Chief      1995     200,000     255,464         --            --        250,000         --            1,819
  Executive Officer       1994          --     275,000         --            --        115,000         --            1,262
Michael Gorin..........   1996    $262,962    $218,165        $--            $--       150,000         $--          $2,978
  President and Chief     1995     260,531     255,464         --            --        200,000         --            2,526
  Financial Officer       1994     222,188     150,000         --            --         90,000         --            3,315
Leonard Borow..........   1996    $262,962    $218,165        $--            $--       150,000         $--          $3,587
  Executive Vice          1995     253,430     255,464         --            --        200,000         --            3,290
  President-Chief         1994     218,222     150,000         --            --         90,000         --            2,705
  Operating Officer
Charles Badlato........   1996    $106,217    $ 30,000        $--            $--        25,000         $--          $3,214
  Treasurer and           1995      92,756      30,000         --            --         25,000         --            2,560
  Assistant Secretary     1994      83,818      18,000         --            --         15,000         --            1,000

- ---------------
(1) Includes the following contributions to the Aeroflex Incorporated Employees' 401(k) Plan by each of the executive officers for the fiscal years ended June 30, 1996, 1995 and 1994: Michael Gorin -- $9,310, $6,428 and $8,994,
     respectively; Leonard Borow -- $9,414, $10,158 and $8,982, respectively; and Charles Badlato -- $10,913, $11,120 and $5,481, respectively.

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) All other compensation includes the compensation component of certain life insurance policies and the Company's matching contribution to the Aeroflex Incorporated Employees' 401(k) Plan.

EMPLOYMENT AGREEMENTS

     In July 1994, the Company entered into employment agreements with Messrs. Blau, Gorin and Borow for the period July 1, 1994 to June 30, 1999. The agreements provide for salaries at the annual rate of $200,000, $250,000 and $250,000, respectively, together with cost of living increments. The agreements each provide for an incentive equal to three (3%) percent of the consolidated pre-tax earnings of the Company but not more than two hundred (200%) percent of the respective individual's salary. In the event that any of these three individuals' employment is terminated by the Company without cause, the terminated employee is entitled to receive his salary and incentive payment for a three (3) year period following such termination. The employment agreements also provide that in the event there is a change in control of the Company, as defined therein, the employee has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, the employee has the right to receive a lump sum payment equal to three (3) times his salary and incentive payment last previously awarded.

STOCK OPTION PLANS

     The Company currently has three stock option plans -- the 1989 Non-Qualified Stock Option Plan ("1989 NQSOP" or the "Plan"), Outside Director Stock Option Plan ("Director Plan") and the 1994 Non-Qualified Stock Option Plan (the "1994 Plan"). The plans were designed for the purpose of strengthening the Company's ability to retain and attract in its employ persons of training, experience and ability and to furnish additional incentives to key employees, consultants and directors.

     In December 1993, the Board of Directors adopted, subject to stockholder approval, the Director Plan which covers 250,000 shares (500,000 shares if Proposal 3 is approved) of the Company's Common Stock and expires in 2003. Such stockholder approval occurred in November 1994. The Director Plan provides for an annual grant to each non-employee director of options to purchase 10,000 shares of the Company's Common Stock. The plan is administered by a committee of two or more members of the Board of Directors who determine, among other things, the individuals to whom options should be granted and the purchase price of the shares with the exception that no option may be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant. See Proposal 3 and Exhibit B to this Proxy Statement.

     The 1989 NQSOP and 1994 Plan each covers 1,500,000 shares of the Company's Common Stock. The 1989 NQSOP and the 1994 Plan, which expire in 1999 and 2004, respectively, permit the granting of Non-Qualified Options to the Company's officers and other senior executives and management and supervisory personnel and consultants and for the 1989 NQSOP, also directors. These Plans are administered by a committee of two or more members of the Board of Directors who determine, among other things, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the purchase price of the shares and the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of five years from the date of grant. Each option granted under these Plans may be exercised only during the continuance of an optionee's employment or service with the Company, except under certain circumstances.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 1996:

                                          INDIVIDUAL GRANTS(1)                      POTENTIAL REALIZED VALUE AT
                            -------------------------------------------------         ASSUMED ANNUAL RATES OF
                                        % OF TOTAL                                    STOCK PRICE APPRECIATION
                                         OPTIONS                                       FOR OPTION TERM(1)(5)
                                        GRANTED TO                              ------------------------------------
                            OPTIONS     EMPLOYEES/     EXERCISE                 STOCK              STOCK
                            GRANTED   CONSULTANTS IN     PRICE     EXPIRATION   PRICE    DOLLAR    PRICE     DOLLAR
           NAME             (#)(2)    FISCAL YEAR(3)   ($/SH)(2)      DATE      5%(4)     GAIN     10%(4)     GAIN
- --------------------------  -------   --------------   ---------   ----------   -----   --------   ------   --------
Harvey R. Blau............  175,000        18.2%         $3.75       1/17/01    $4.79   $182,000   $6.04    $400,750
Michael Gorin.............  150,000        15.6%          3.75       1/17/01    4.79     156,000    6.04     343,500
Leonard Borow.............  150,000        15.6%          3.75       1/17/01    4.79     156,000    6.04     343,500
Charles Badlato...........   25,000         2.6%          3.75       1/17/01    4.79      26,000    6.04      57,250

- ---------------
(1) All grants are under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Plan") or 1994 Non-Qualified Stock Option Plan (the "1994 Plan"). Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option.

(2) Grants were made at 100% of the closing price of the Company's Common Stock on the date of grant. Grants pursuant to the 1994 Plan vest 33 1/3% immediately, 33 1/3% on the first anniversary of the date of grant and 33 1/3% on the second anniversary of the date of grant. Grants pursuant to the 1989 Plan vest 33 1/3% on the first anniversary of the date of grant, 33 1/3% on the second anniversary of the date of grant and 33 1/3% on the third anniversary of the date of grant.

(3) Total options granted to employees, consultants and directors in 1996 were for 960,000 shares of Common Stock, including 275,000 to employees who are not executive officers and which were not granted pursuant to any of the Company's stock option plans.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increases in market value of the Company's stock for all stockholders as of the Record Date, assuming annual rates of stock price appreciation from June 30, 1996 (stock price of $6.13 per share) over the five year period used in this table, aggregate $21,025,266 at a 5% rate and $46,404,878 at 10%.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning options exercised during the year ended June 30, 1996, by the named executive officers and the value of unexercised options held by them as of June 30, 1996:

                                                                                               VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                                         OPTIONS/SARS AT FISCAL YEAR-      OPTIONS/SARS AT FISCAL YEAR-
                           SHARES                                     END                             END(1)
                         ACQUIRED ON        VALUE        -----------------------------     -----------------------------
         NAME            EXERCISE(#)     REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -----------------------  -----------     -----------     -----------     -------------     -----------     -------------
Harvey R. Blau.........     50,000        $ 106,381        806,667          208,333         2,889,375         484,375
Michael Gorin..........     66,968          161,215        365,000          175,000         1,091,458         407,292
Leonard Borow..........         --               --        365,000          175,000         1,091,458         407,292
Charles Badlato........      5,000           13,125         31,667           33,333            66,875          78,125

- ---------------

(1) Based upon the closing price of the Company's Common Stock of $6.13 on June 30, 1996.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1, 1994 the Company established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for its officers. No benefits were payable prior to January 1, 1996.

     The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

     A trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

     The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 1996 are: Mr. Blau, 15; Mr. Gorin, 10; Mr. Borow, 18; Mr. Badlato, 8.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE

                      ANNUAL BENEFIT AT NORMAL RETIREMENT

                                                        YEARS OF SERVICE
                   FINAL AVERAGE             --------------------------------------
                      ANNUAL PAY(1)             10             15             20
                                             --------       --------       --------
                   $50,000.............      $ 25,000       $ 25,000       $ 25,000
                   $100,000............        50,000         50,000         50,000
                   $200,000............       100,000        100,000        100,000
                   $300,000............       150,000        150,000        150,000
                   $400,000............       200,000        200,000        200,000
                   $500,000............       250,000        250,000        250,000

- ---------------
(1) Average of a participant's highest three year's compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Company's Compensation/Stock Option Committee consisted of Messrs. Robert Bradley, Milton Brenner, Jerome Fox and John S. Patton. None of these persons were officers or employees of the Company during fiscal 1996 nor had any relationship requiring disclosures in this Proxy Statement.

        IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMMON STOCK PERFORMANCE" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT.

      COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation/Stock Option Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1996 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 1996.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation/Stock Option Committee under the Company's option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND
COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation/Stock Option Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1996, pursuant to the terms of his employment agreement with the Company, the Company's Chairman received a base salary and additional compensation (See "Employment Agreements.") The Compensation/Stock Option Committee also recommended the issuance, and the Chairman received, options to purchase 175,000 shares of Common Stock at $3.75 per share.

                          THE COMPENSATION COMMITTEE:

                               Robert Bradley, Sr.
                               Milton Brenner
                               Jerome Fox
                               John S. Patton

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1996.

                            COMMON STOCK PERFORMANCE

     The following graph provides a comparison of cumulative stockholder return among the Company, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1991 to date:

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
                AMONG AEROFLEX INCORPORATED, THE S & P 500 INDEX
               AND THE S & P ELECTRONICS (INSTRUMENTATION) INDEX

                                                                   S & P
MEASUREMENT PERIOD                                               ELECTRONICS
(FISCAL YEAR COVERED)        AEROFLEX INC.     S & P 500      (INSTRUMENTATION)
6/91                                   100             100             100
6/92                                   108             113             131
6/93                                   150             129             157
6/94                                   267             131             148
6/95                                   317             165             288
6/96                                   408             208             327
8/96                                   342             203             317

*$100 INVESTED ON 06/30/91 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING JUNE 30.

       PROPOSAL TO ADOPT THE AEROFLEX INCORPORATED 1996 STOCK OPTION PLAN

INTRODUCTION

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of the Aeroflex Incorporated 1996 Stock Option Plan (the "1996 Option Plan"), which was approved by the Board of Directors on August 14, 1996, subject to stockholder approval. Eligible participants are officers and employees of the Company or any of its subsidiaries or affiliates. Options granted under the 1996 Option Plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or non-qualified stock options.

     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified officers and employees and to motivate their best efforts on behalf of the Company's interests. The Company believes that the 1996 Option Plan will constitute an important part of the Company's compensation of its officers and other employees, particularly since only approximately 60,000 shares of Common Stock are available under the Company's existing stock option plans.

     The full text of the 1996 Option Plan appears in Exhibit "A" to this Proxy Statement. The principal features of the 1996 Option Plan are summarized below, but such summary is qualified in its entirety by the full text of the 1996 Option Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the 1996 Option Plan consists of shares, whether authorized but unissued or reacquired by the Company, of Common Stock of the Company. The total number of shares of Common Stock issuable upon the exercise of all stock options under the 1996 Option Plan may not exceed 1,500,000 shares, subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 500,000 shares of Common Stock pursuant to the 1996 Option Plan.

ADMINISTRATION OF THE PLAN

     The 1996 Option Plan is to be administered by the Board of Directors of the Company; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee or a Stock Option Committee (the "Committee") consisting of no fewer than two directors. The Board intends that its Compensation/Stock Option Committee will administer the 1996 Option Plan.

     Subject to the terms of the 1996 Option Plan, the Board of Directors or the Committee may determine and designate those officers and employees who are to be granted stock options under the 1996 Option Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Committee shall also, subject to the express provisions of the 1996 Option Plan, have authority to interpret the 1996 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1996 Option Plan.

GRANT OF OPTIONS

     Officers and employees of the Company or any of its subsidiaries or affiliates are eligible to participate in the 1996 Option Plan.

     The exercise price for incentive stock options granted under the 1996 Option Plan will be the market value of the Company's Common Stock on the date of grant of the stock option (or in the case of incentive stock options granted to any individual who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company (a "Principal Stockholder"), 110% of such fair market value). The exercise price for non-qualified stock options granted under the 1996 Option Plan will be not less than such fair market value. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

EXERCISE OF STOCK OPTIONS

     Stock options granted under the 1996 Option Plan shall expire not later than ten years from the date of grant, or in the case of any incentive stock option granted to a Principal Stockholder, five years from the date of grant or such shorter period as the Committee may determine.

     Stock options granted under the 1996 Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Subject to this power of the Committee, and except in the manner described below upon the death or Total Disability of the Optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option. Typically, option installments will be cumulative and exercisable until the expiration of the exercise period.

     Upon the exercise of a stock option, Optionees may pay the exercise price in cash, by certified or bank cashier's check or, at the option of the Company, in shares of Common Stock of the Company valued at its fair market value on the date of exercise, or a combination thereof. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board of Directors or the Committee determines that the optionee has recognized gross income under the Code resulting from such exercise. These taxes may, at the option of the Company, be paid in shares of Common Stock.

     An Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall not be exercisable by the Optionee unless, at all times since the date of grant and at the time of exercise, such Optionee is an employee of the Company, or any subsidiary or affiliate, except that, upon termination of all employment (other than by death or by Total Disability followed by death in the circumstances provided below or by Total Disability) with the Company, any subsidiary or any affiliate, the Optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter (or one year with respect to the exercise of an Incentive Stock Option), but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an Optionee (i) while an employee of the Company, any subsidiary or any affiliate (ii) within three months after termination of all employment with the Company, any subsidiary, or any affiliate (other than for Total Disability) or (iii) within three years after termination on account of Total

Disability of all employment with the Company, any subsidiary or any affiliate (or one year with respect to the exercise of an Incentive Stock Option) such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such Optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it is exercisable on the date of such termination.

     With respect to any options granted which are intended to be designated as Incentive Stock Options under the 1996 Option Plan (or any other incentive stock option plan of the Company or any subsidiary or any affiliate) to the extent the aggregate market value of the Common Stock (determined as of the date of grant) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be be considered Incentive Stock Options.

     Stock options granted under the 1996 Option Plan may not be transferred by the holder other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder.

CHANGE IN CONTROL

     In the event of a Change in Control (as defined), (a) all options outstanding on the date of such Change in Control shall, for a period of sixty
(60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate exercise price for such Shares under the option or portion thereof surrendered.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options granted under the 1996 Option Plan are intended to be qualified incentive stock options in accordance with the provisions of
Section 422 of the Code. All other options granted under the 1996 Option Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income to the recipient at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. The grant of non-qualified options will not result in taxable income to the recipient at the time of the grant to the extent that it is granted at not less than 100% of the fair market value of the Company's Common Stock at such time. So long as such option does not result in taxable income to the recipient at the time of the grant, the Company will not be entitled to an income tax deduction.

     Upon the exercise of an incentive stock option granted under the 1996 Stock Option Plan, the recipient will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. Upon the exercise of a non-qualified option, an employee who is not a director or officer of the Company will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the underlying shares of the Company's Common Stock, at the time of exercise, over the exercise price. The date of recognition and determination of the ordinary compensation income attributable to shares received upon exercise of an option by an officer or director of the Company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after such exercise, unless that person elects to be taxed as of the date of exercise. The Company will receive an income tax deduction for the amount treated as compensation income to the recipient at the time and in the amount that the recipient recognizes such income.

     Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of the shares of Common Stock; provided, that if the shares subject to an incentive stock option are disposed of prior to the expiration of two years from the date of grant and one year from the date of exercise, the gain realized on the disposition will be treated as ordinary compensation income to the Optionee.

     The tax basis of the shares of Common Stock received by the recipient will be the market value on the date the recipient is considered to have received taxable compensation income, and the holding period of the shares will begin the day after such date.

     With respect to incentive stock options, the excess of the fair market value of the stock obtained upon exercise over the exercise price therefor may be treated as a tax preference item for alternative minimum tax purposes.

     The affirmative vote of a majority of the outstanding voting stock present at the Annual Meeting in person or by proxy is required for approval of the 1996 Option Plan. The proposed 1996 Option Plan is set forth in the Exhibit "A" annexed hereto.

     The Board of Directors recommends a vote FOR the approval of the adoption of the 1996 Option Plan.

             PROPOSAL TO AMEND THE COMPANY'S OUTSIDE DIRECTOR STOCK
            OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     Currently, up to 250,000 shares of Common Stock may be issued under the Outside Director Stock Option Plan (the "Director Plan"). The primary purposes of the Director Plan are to attract and retain well-qualified persons for service as directors of the Company and to provide such persons with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's continued success and further align their interests with the interests of the stockholders of the Company through the grant of options to purchase shares of the Company's Common Stock. All directors of the Company who are not employees of the Company, of which there are presently seven, are eligible to participate in the Director Plan. None of the non-employee directors who are eligible to participate in the Director Plan participate in any of the other compensation plans of the Company.

     Under the Director Plan, each non-employee Director of the Company (each referred to herein as an "Outside Director") received on March 1, 1994 options to purchase 10,000 shares of Common Stock at a price of $4.70 per share (the fair market value thereof), on March 1, 1995 options to purchase 10,000 shares of Common Stock at a price of $4.18 per share and on March 1, 1996 options to purchase 10,000 shares of Common Stock at a price of $4.95 per share, and henceforth, on March 1 of each subsequent year, each Outside Director shall be granted options to purchase 10,000 shares of Common Stock at a price equal to the closing price of the Common Stock on a national securities exchange upon which the Company's stock is listed or the average of the mean between the last reported "bid" and "ask" prices if the Common Stock is not so listed for the five business days immediately preceding the date of grant. Options awarded to each Outside Director vest over a period of three years, subject to forfeiture under certain conditions and shall be exercisable by the Outside Director upon vesting.

     The purpose of this amendment is to increase the number of authorized shares available for options to 500,000 shares. Currently, 40,000 options remain available for issuance under the Director Plan. The Board of Directors believes that this amount is insufficient to attract and retain outside directors.

     The affirmative vote of the holders of a majority of the outstanding Common Stock present at the Annual Meeting in person or by proxy is necessary for the approval of this amendment to the Director Plan. The proposed amendment is set forth in the italicized portion of the Exhibit "B" annexed hereto.

     The Board of Directors of the Company recommends a vote FOR the approval of this amendment to the Director Plan.

                           MISCELLANEOUS INFORMATION

     KPMG Peat Marwick, LLP, the Company's independent auditor for the fiscal year ended June 30, 1996, has advised the Company that a representative of the firm plans to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. As of the date of this Proxy Statement, the Board of Directors does not intend to present at the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than June 3, 1997 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy soliciting material.

                                          By Order of the Board of Directors,

                                          LEONARD BOROW
                                          Secretary

Dated: October 1, 1996
      Plainview, New York

                                                                       EXHIBIT A

                             AEROFLEX INCORPORATED
                             1996 STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1.  NAME AND GENERAL PURPOSE

     The name of this plan is the Aeroflex Incorporated 1996 Stock Option Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable Aeroflex Incorporated (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees of the Company to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  DEFINITIONS

          (a) "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

             (a) a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

             (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

             (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Committee referred to in Section 1.3 of the Plan.

          (f) "Common Stock" means shares of the Common Stock, par value $.10 per share, of the Company.

          (g) "Company" means Aeroflex Incorporated, a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2) as promulgated by the Securities and Exchange Commission (the "Commission"); provided, that such person is also an "outside director" as set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

          (i) "Fair Market Value" means the market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

          (j) "Incentive Stock Option" means an Incentive Stock Option as described in Section 2.1 of the Plan.

          (k) "Non-Qualified Stock Option" means a Non-Qualified Stock Option as described in Section 2.1 of the Plan.

          (l) "Option" means any option to purchase Common Stock under Section 2 of the plan.

          (m) "Participant" means any officer or employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

          (n) "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

          (o) "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee appointed by the Board consisting of two or more members of the Board all of who shall be Disinterested Persons. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  ELIGIBILITY

     Stock options may be granted only to officers or employees of the Company or a Subsidiary or Affiliate. Subject to Sections 1.5 and 2.3, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,500.000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 500,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, (a) all options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate exercise price for such Shares under the option or portion thereof surrendered.

1.7  NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the

Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10  GENERAL CONDITIONS

          (a) The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code or result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise alter or impair any right theretofore granted to any Participant ; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of Common Stock of the Company present at a meeting at which a quorum exists, neither the Board not the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 above) the total number of shares or other securities reserved for issuance under the Plan; (iii) decreases the minimum option prices stated in Section 2.2 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or any regulation thereunder); (iv) extends the expiration date of the Plan, or the limit on the maximum term of Options; or (v) withdraws the administration of the Plan from a committee consisting of two or more members, each of whom is a Disinterested Person.

          (b) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Sections 2.3(c) and 2.4(b) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

          (c) Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

          (d) Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

          (e) Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

          (f) No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  EFFECTIVE DATES

     The Plan was adopted by the Board on August 14, 1996, subject to approval by the stockholders of the Company. The Plan shall terminate on August 13, 2006.

SECTION 2.  OPTION GRANTS

2.1  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in
Section 2 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock options granted under the Plan may be of two types: an incentive stock option ("Incentive Stock Option"); and a non-qualified stock option ("Non-Qualified Stock Option").

     It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

     Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option, in whole or in part, it shall constitute a separate Non-Qualified Stock Option to the extent of such disqualification.

2.2  OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or Subsidiary or Affiliate and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its

Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  INCENTIVE STOCK OPTION GRANTS

     Each Incentive Stock Option will be subject to the following provisions:

  (a) Term of Option

          An Incentive Stock Option will be for a term of not more than ten years from the date of grant, except in the case of an employee described in the second paragraph of Section 2.2 above in which case an Incentive Stock Option will be for a term of not more than five years from the date of the grant.

  (b) Annual Limit

          To the extent the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) with respect to which any options granted hereunder are intended to be designated as Incentive Stock Options under the Plan (or any other incentive stock option plan of the Company or any Subsidiary or Affiliate which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered incentive stock options.

  (c) Exercise

          Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death or Total Disability of the optionee, an Incentive Stock Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, or any Subsidiary or Affiliate, except that, upon termination of all employment (other than by death, Total Disability or by Total Disability followed by death in the circumstances provided below) with the Company, any Subsidiary or Affiliate, the optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within one year thereafter, but only to the extent such option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of the Company, or any Subsidiary or Affiliate, or (ii) within three months after termination of all employment with the Company, or any Subsidiary or Affiliate (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all employment with the Company, or any Subsidiary or any affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option.

  (d) Transferability

          An Incentive Stock Option granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution.

2.4  NON-QUALIFIED STOCK OPTION GRANTS

     Each Non-Qualified Stock Option will be subject to the following provisions:

  (a) Term of Option

          A Non-Qualified Stock Option will be for a term of not more than ten years from the date of grant.

  (b) Exercise

          The exercise of a Non-Qualified Stock Option shall be subject to the same terms and conditions as provided under Section 2.3(c) above except that (i) upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter and (ii) In the event of the death of an optionee within three years after termination an account of Total Disability of all employment with the Company, or any subsidiary or affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's option at any time within a period of three years from the date of death.

  (c) Transferability

          A Non-Qualified Stock Option granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution.

2.5  AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                                                                       EXHIBIT B

                             AEROFLEX INCORPORATED

                 OUTSIDE DIRECTOR STOCK OPTION PLAN, AS AMENDED

     1. PURPOSE. Aeroflex Incorporated (the "Company") hereby adopts the Aeroflex Incorporated Outside Director Stock Option Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by the non-employee members of the Board of Directors of the Company or any Affiliate (as defined below), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of options to purchase the Company's Common Stock, par value $.10 per share (the "Common Stock").

     2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
     Section 424(e) or (f) of the Code.

          (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (c) "Change in Control" shall have the meaning as set forth in Section 9 of the Plan.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall have the meaning set forth in Section 3 of the Plan.

          (f) "Company" means Aeroflex Incorporated, a Delaware corporation.

          (g) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

          (h) "Fair Market Value" shall have the meaning set forth in Subsection 8(c) of the Plan.

          (i) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

          (j) "Option" means a Non-qualified Stock Option granted under the Plan.

          (k) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

          (l) "Option Document" means the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

          (m) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(c) of the Plan.

          (n) "Outside Director" means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

          (o) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

          (p) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may designate a committee (the "Committee") composed of two or more of its Outside Directors to operate and administer the Plan in its stead.

          (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

          (b) Administration. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

          (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

          (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

     4. GRANTS UNDER THE PLAN. Grants under the Plan may only be in the form of a Non-qualified Stock Option.

     5. ELIGIBILITY. All outside Directors shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual is eligible to receive Options under the Plan.

     6. SHARES SUBJECT TO PLAN. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is Five Hundred Thousand (500,000), subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

     7. TERM OF THE PLAN. The Plan is effective as of December 20, 1993, the date on which it was adopted by the Board of Directors. No Option may be granted under the Plan after December 20, 2003.

     8. OPTION DOCUMENTS AND TERMS. Each Option granted under the Plan shall be a Non-qualified Stock Option. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option on the terms and subject to the conditions and restrictions of the Plan.

          (b) Timing of Grants; Number of Shares Subject of Options. Each Outside Director shall be granted annually, commencing on the first day of March, 1994 and on the first day of each March thereafter, an Option to purchase ten thousand (10,000) Shares.

          (c) Option Price. Each Option Document shall state the Option Price, which shall be equal to the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the average of the last reported sale prices thereof on the five
     (5) trading days preceding the date of grant, or if the Common Stock is not so listed or included, the average of the mean between the last reported "bid" and "asked" prices thereof on the five (5) trading days preceding the date of grant, as reported on NASDAQ, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

          (d) Exercise. Each Option shall be exercisable on the date of grant to the extent of not more than thirty-three and one-third percent (33 1/3%) of the Shares granted. After the expiration of one (1) year from the date of grant, the Option may be exercised to the extent of not more than sixty-six and two-thirds percent (66 2/3%) of the Shares granted, and after the expiration of two (2) years from the date of grant, the Option may be exercised to the extent of not more than one hundred percent (100%) of the shares granted. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and payment in full of the Option Price for the shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the
     Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel acceptable to the Company that an appropriate exemption from such registration is available,
     (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 8(d) has occurred.

          (e) Medium of Payment.  An Optionee shall pay for Shares (i) in cash,
     (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Without limiting the foregoing, the Committee may provide an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent
     (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          (f) Termination of Options. All Options granted pursuant to this Plan shall be exercisable until the first to occur of the following:

             (i) Expiration of ten (10) years from the date of grant;

             (ii) Expiration of three (3) months from the date the Optionee's service as an Outside Director terminates for any reason other than Disability or death; or

             (iii) Expiration of one year from the date the Optionee's service with Company as an Outside Director terminates due to the Optionee's Disability or death.

          (g) Transfers. No option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

          (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 9 of the Plan, as applicable.

     9. CHANGE IN CONTROL. In the event of a Change in Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options outstanding, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change in control, Options granted pursuant to the Plan shall become immediately exercisable in full.

     A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and if applicable voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company, possessing more than ten percent (10%) of the aggregate voting power of the Company's Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than ten percent (10%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

     11. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. The provisions of the Plan (i) which directors shall be granted Options pursuant to
Section 8; (ii) the amount of Shares subject to Options granted pursuant to

Section 8; (iii) the price at which Shares subject to Options granted pursuant to Section 8 may be purchased; and (iv) the timing of grants of Options pursuant to Section 8 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee that holds such Option.

     12. NO COMMITMENT TO RETAIN. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as a member of the Company's Board of Directors or in any other capacity.

     13. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

     14. INTERPRETATION. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan, or any provisions of any Option granted pursuant to the Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law.

                             AEROFLEX INCORPORATED


        The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held November 12, 1996 and any adjournments thereof.

                  (Continued and to be signed on reverse side)


                                                                 SEE REVERSE
                                                                     SIDE

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

1.  Election of the following nominees, as set forth in the proxy statement

    NOMINEES:  Robert Bradley, Sr., Michael Gorin, Donald S. Jones

                     FOR                  WITHHOLD
                     / /                    / /
                all nominees             authority
                listed below              to vote

    (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

    _______________________________________________________________________


2.  Proposal to adopt a 1996 Stock Option Plan, as set forth in Exhibit "A".

               FOR                  AGAINST               ABSTAIN
               / /                    / /                   / /

3. Proposal to amend the Company's Outside Director Stock Option Plan, increasing the number of shares authorized from 250,000 to 500,000, as set forth in Exhibit "B".

               FOR                  AGAINST               ABSTAIN
               / /                    / /                   / /

4. Upon such other business as may properly come before the meeting or any adjournment thereof.


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE _____________________________________________________________________

SIGNATURE(S) __________________________________________________________________

DATED: __________________________________________________________________, 1996

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)